Filed Pursuant to Rule 424(b)(3)

Registration No. 333-170802

NORTHSTAR HEALTHCARE INCOME, INC.

SUPPLEMENT NO. 4 DATED FEBRUARY 4, 2013
TO THE PROSPECTUS DATED AUGUST 7, 2012

This document supplements, and should be read in conjunction with, our prospectus dated August 7, 2012, Supplement No. 1 dated September 20, 2012, Supplement No. 2 dated November 13, 2012 and Supplement No. 3 dated January 31, 2013. The purpose of this Supplement No. 4 is to disclose:

•                  an update regarding our minimum offering requirement;

•                  an amended and restated distribution support agreement;

•                  an update to the “Management” section of our prospectus;

•                  updates to the “Description of Capital Stock” section of our prospectus;

•                  an update to the “Plan of Distribution” section of our prospectus;

•                  an amended and restated long term incentive plan;

•                  a revised subscription agreement; and

•                  a revised distribution reinvestment plan.

Update Regarding Our Minimum Offering Requirement

The following information modifies, and should be read in conjunction with, the discussions of our minimum offering under “Questions and Answers About This Offering” on page 2, and “Plan of Distribution—Minimum Offering” on page 206.

The minimum offering amount of $2,000,000 may be raised from any combination of proceeds from the purchase of shares of our common stock in our public offering, including shares purchased by our sponsor or its affiliates, but excluding the $200,000 in shares purchased by an affiliate of our sponsor in connection with our initial capitalization. Our sponsor has informed us that it or one of its affiliates intends to purchase $2,000,000 in shares of our common stock in this offering at $9.00 per share (reflecting that no selling commissions or dealer manager fees will be paid).  In addition, our sponsor has informed us that neither our sponsor nor its affiliate intends to sell any shares acquired that enable us to satisfy the minimum offering requirement to any person or entity, other than to a subsidiary, parent company or company under common control with our sponsor, for so long as we are externally managed and advised by our advisor, or another affiliate of our sponsor.

Amended and Restated Distribution Support Agreement

On February 4, 2013, we entered into a Second Amended and Restated Distribution Support Agreement with our sponsor pursuant to which our sponsor’s maximum commitment to purchase shares under this agreement has been modified to include any purchases made by our sponsor and its subsidiaries to satisfy the minimum offering amount.

Update to Management

The fourth full paragraph under the heading “Management—Board of Directors” section of our prospectus is superseded and replaced in its entirety by the following:

“Under the mandatory provisions of the MGCL, any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal.  The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.”

Updates to Description of Capital Stock

The first full paragraph under the heading “Description of Capital Stock—Common Stock” section of our prospectus is superseded and replaced in its entirety by the following:

“The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, under the mandatory provisions of the MGCL, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors to hold office until the next annual meeting of stockholders and until successors are elected and qualify.  Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time-to-time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in our offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.”

The second full paragraph under the heading “Description of Capital Stock—Meeting, Special Voting Requirements and Access to Records” is superseded and replaced in its entirety by the following:

“Under the mandatory provisions of the MGCL, stockholders are not entitled to vote to cause the company to dissolve or terminate, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless such matters are first declared advisable by the board of directors.  Even if declared advisable by the board of directors, a Maryland corporation generally cannot perform any such action, unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.  However, a Maryland corporation may provide in its charter for the approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.  Thus, our board of directors is required to obtain, as a matter of law, the approval of our stockholders on: (i) the amendment of our charter; (ii) our dissolution; or (iii) our merger or consolidation or the sale or other disposition of all or substantially all of our assets.  Under our charter, these matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.  With respect to stock owned by our advisor, directors, or any of their affiliates, neither our advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.”

Update to Plan of Distribution

The sole paragraph under the heading “Plan of Distribution—Special Notice to Tennessee and Ohio Investors” is superseded and replaced in its entirety by the following:

“We will not sell any shares to Tennessee or Ohio investors unless we raise a minimum of $20,000,000 in gross offering proceeds. In the event we do not raise gross offering proceeds of $20,000,000, we will promptly return all funds held in escrow for the benefit of Tennessee and Ohio investors (in which case, Tennessee and Ohio investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Tennessee and Ohio subscription payments will be placed in an account held by our escrow agent, UMB Bank, N.A., in trust for Tennessee and Ohio subscribers’ benefit, pending release to us. Until we have raised $20,000,000, Tennessee and Ohio investors should make their checks payable to ‘UMB Bank, N.A., as escrow agent for NorthStar Healthcare Income, Inc.’ or ‘UMB Bank, N.A., as escrow agent for NorthStar Healthcare.’ Once we have reached the Tennessee and Ohio minimum, Tennessee and Ohio investors should make their checks payable to ‘NorthStar Healthcare Income, Inc.’ or ‘NorthStar Healthcare.’”

Amended and Restated Long Term Incentive Plan

On February 4, 2013, we adopted an Amended and Restated Long Term Incentive Plan, which, among other things, lowers the maximum number of shares of our common stock that may be issued upon the exercise or grant of awards made under our long term incentive plan from 10% to 5% of the shares outstanding as of the grant date.  In addition we adopted an Amended and Restated Independent Directors Compensation Plan, a sub-plan of the long term incentive plan, to address the changes made to the long-term incentive plan.

Subscription Agreement

A revised form of subscription agreement is attached to this supplement as Exhibit A. The revised form supersedes and replaces the form included in the prospectus.

Distribution Reinvestment Plan

A revised Distribution Reinvestment Plan is attached to this supplement as Exhibit B. The revised Distribution Reinvestment Plan supersedes and replaces the Distribution Reinvestment Plan included in the prospectus.

EXHIBIT A

APPENDIX B FORM OF SUBSCRIPTION AGREEMENT 877.940.8777 NorthStarREIT.com/Healthcare Subscription Agreement Instructions to Investors PROSPECTUS DATED AUGUST 7, 2012 Please carefully read the Prospectus of NorthStar Healthcare Income, Inc. (the “Company”), as supplemented to date, before deciding to subscribe in shares of common stock per value of $0.01 per share, of the Company (the “Shares”). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. The sponsor or person designated by the sponsor will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder. 1. Investment A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to “UMB Bank, N.A., as escrow agent for NorthStar Healthcare Income, Inc.” or “UMB Bank, N.A., as escrow agent for NorthStar Healthcare.” If the dealer manager so designates after the Company meets the minimum offering requirements, your check should be made payable to “NorthStar Healthcare, Inc.” or “NorthStar Healthcare,” except that Ohio and Tennessee investors shall continue to make their checks payable to “UMB, N.A., as escrow agent for NorthStar Healthcare Income, Inc.” or “UMB Bank, N.A., as escrow agent for NorthStar Healthcare” until the Company raises $20,000,000 in aggregate gross offering proceeds. Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Purchase” box. The “Additional Purchase” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment. 2. Form of Ownership Please check the appropriate box to indicate the type of entity or type of individuals subscribing. 1. Individual Owner: One signature required. 2. Joint Tenants With Right of Survivorship: Each joint tenant must sign. 3. Corporation: An authorized officer must sign. 4. Community Property: All parties must sign. 5. Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. 6. Tenants In Common: Each tenant in common must sign. 7. Estate: The personal representative must sign. 8. Trust: The trustee must sign. Provide the name of the trust and date. 9. Pension Plan: Each trustee must sign. 10. PSP: Each trustee must sign. 11. 401K: Each trustee must sign. 12. IRAs, IRA Rollovers and KEOGHs: The officer (or other authorized signer) of the bank, trust company or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided to receive checks and other pertinent information regarding the investment. 13. Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed. B-1

3. Investor Registration Information Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor(s) is/ are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone number(s) of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. 4. Distribution Information By electing to participate in the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 3 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address. 5. Go Paperless Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.northstarREIT.com/Healthcare and notifying you via the e-mail address listed here or in Section 3 when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777. 6. Subscriber Signatures Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf. Please complete this Section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. If, at any time there is a material change in the investor’s financial condition, including the failure to meet the minimum income and net worth standards imposed by his or her state of residence and as set forth in the Prospectus and the Subscription Agreement relating to such investment, the Company requests that such Participant promptly notify the Company and the broker-dealer named in the Subscription Agreement in writing. This request in no way shifts the responsibility of the Company’s sponsor, and broker-dealers and registered investment advisors recommending the purchase of shares in this offering, to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the investor. 7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information This Section is to be completed by the registered representative or registered investment advisor AND the broker-dealer. 8. Payment Instructions Payment may be made by check or wire transfer. The signed subscription agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed subscription agreement can then be mailed via Regular or Overnight Delivery to the address in Section 8. Notice to Stockholders: The shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office. B-2

877.940.8777 NorthStarREIT.com/Healthcare Subscription Agreement 1. Investment Make checks payable to UMB Bank, N.A., as escrow agent for NorthStar Healthcare Income, Inc. $ State of Sale Investment Amount Initial Investment (min. is $4,000) Volume Discount Purchase (min. is $500,001) Additional Purchase (min. is $100) Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee). 2. Form of Ownership Non-Qualified Qualified (Custodial) Traditional IRA Simple IRA Roth IRA Beneficiary IRA** SEP IRA 401K Individual TOD* Corporation Partnership Estate 401K Other (please specify) Joint Tenant TOD* Community Property Tenants in Common Trust: date PSP UGMA/UTMA: state of (with rights of survivorship) KEOGH Plan Other (please specify) Pension Plan PSP **Please include deceased person’s name, SSN, date of birth and date of death in Section 3 under Co-Investor/Co-Trustee. Custodial or Third Party Administrator Information Pension Plan Name of Custodian/Third Party Administrator Mailing Address City Name of Trust/Corporation/Plan/Other State Zip Code SSN or TIN of Trust/Corporation/Plan/Other Custodian/Third Party Administrator Telephone Number TIN of Custodian *Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.northstarREIT.com/Healthcare. Custodian Account Number B-3

877.940.8777 NorthStarREIT.com/Healthcare 3. Investor Registration Information Residential Address (No P.O. Boxes) Investor/Trustee/Authorized Signer City SSN/TIN DOB (mm/dd/yy) Non U.S. Citizen State Zip Code Country of Citizenship Mailing Address (if different from above) Co-Investor/Co-Trustee/Co-Authorized Signer City SSN/TIN DOB (mm/dd/yy) State Zip Code DOD (mm/dd/yy for Beneficiary IRA) Non U.S. Citizen Country of Citizenship E-mail Daytime Telephone Evening Telephone 4. Distribution Information Fill out information below If you checked Cash: Send to a third party or Direct Deposit. DRIP Distribution Reinvestment Plan* * In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above or your Custodian for deposit in your Custodial account cited in Section 2. Financial Institution/Third Party Address Cash: Send check to my Custodian in Section 2. City Cash: Send check to the address in Section 3. State Zip Code Cash: Send check to a third party – fill out information to the right. ABA Routing Number Direct Deposit – fill out information to the right. (non-custodian accounts only) Account Number Brokerage/ Other Checking Savings (attach a voided, pre-printed check or deposit slip) (send to a third party only) E-mail 5. Go Paperless In lieu of receiving documents*, I authorize NorthStar Healthcare Income, Inc. (NorthStar Healthcare) to make available on its website, www.northstarREIT.com/Healthcare, its quarterly reports, annual reports, proxy statements, prospectus supplements or other documents required to be delivered to me, as well as any investment or marketing updates and to notify me via the e-mail address listed here or in Section 3 above when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777. * This election does not include New Account Statements, Trade Confirmations or Quarterly Investor Statements. B-4

877.940.8777 NorthStarREIT.com/Healthcare 6. Subscriber Signatures Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representation on your behalf. In order to induce NorthStar Healthcare to accept this subscription, I hereby warrant that: Investor Co-Investor ALL REPRESENTATIONS (A-F) MUST BE INITIALED initials initials a. I received a final prospectus of NorthStar Healthcare, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof. b. I certify that I have (i) a net worth (total assets minus total liabilities, exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND had during the last tax year, or estimate that I will have during the current tax year, a minimum of $70,000 annual gross income. c. I have accepted the terms and conditions of NorthStar Healthcare’s charter. d. I am purchasing shares for my own account and acknowledge that the investment is not liquid. e. I declare that the information supplied is true and correct and may be relied upon by NorthStar Healthcare. f. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares. g. If I am an Alabama investor, I meet NorthStar Healthcare’s suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in NorthStar Healthcare and other similar programs before investing in NorthStar Healthcare. h. If I am a California investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of at least $150,000 and my total investment in this offering may not exceed 10% of my net worth. i. If I am a Kansas investor, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. j. If I am a Kentucky investor, I may not invest more than 10% of my net worth in this offering. k. If I am a Maine investor, I understand that is it recommended by the Maine Office of Securities that Maine investors not invest more than 10% of their liquid net worth in this offering and similar offerings. l. If I am a Massachusetts investor, I may not invest more that 10% of my liquid net worth in NorthStar Healthcare and other non-traded REITs or other non-traded direct participation programs. m. If I am a Nebraska investor, I have a net worth of at least $100,000 and an annual income of at least $70,000 or, in the alternative, a minimum net worth of at least $350,000, and my total investment in NorthStar Healthcare may not exceed 10% of my net worth. n. If I am a New Jersey investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and my aggregate investment in this offering and other similar offerings may not exceed 10% of my liquid net worth. o. If I am a New Mexico investor, I may not invest more than 10% of my liquid net worth in NorthStar Healthcare, its affiliates or other non-traded REITs. p. If I am a North Dakota investor, I meet NorthStar Healthcare’s suitability standards listed above and represent that I have a net worth of at least 10 times my investment in this offering. q. If I am an Ohio investor, I may not invest more than 10% of my liquid net worth in NorthStar Healthcare, its affiliates or other non-traded REITs. r. If I am an Oregon investor, I may not invest more than 10% of my net worth in NorthStar Healthcare. s. If I am a Tennessee investor, I may not invest more than 10% of my liquid net worth in this offering. initials initials initials initials initials initials initials initials initials initials STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials Net worth (total assets minus total liabilities) should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Taxpayer Identification Number Certification (required): Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/ Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Co-Investor/Co-Trustee/Co-Authorized Signer/Custodian Signature of Investor/Trustee/Authorized Signer Date Date When signing as a custodian or trustee, please indicate title or capacity. B-5

877.940.8777 NorthStarREIT.com/Healthcare 7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete) The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence, or the state in which the sale was made, if different. Broker-Dealer/RIA Firm Registered Representative/RIA Registered Representative #/Branch # Mailing Address City E-mail State Zip Code Facsimile Telephone The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm’s current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar Healthcare Income, Inc. RIAs must complete the following: Registered Representatives must complete the following: Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA. I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. State Signature of Registered Representative/RIA Signature of Broker-Dealer or RIA Firm/Authorized Principal (if required by broker-dealer) Date Date 8. Payment Instructions By mail Checks should be made payable to UMB Bank, N.A., as escrow agent for NorthStar Healthcare Income, Inc. Forward the Subscription Agreement to: Regular mail NorthStar Healthcare c/o DST Systems, Inc. P.O. Box 219923 Kansas City, MO 64121-9923 Express/Overnight delivery NorthStar Healthcare c/o DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105-1407 Wire transfer UMB Bank, N.A. ABA Routing Number - 101000695 Account Number – 9871976017 Reference - NorthStar Healthcare Income, Inc. Please reference subscriber’s name. B-6

EXHIBIT B

APPENDIX C:

DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by NorthStar Healthcare Income, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1.  Distribution Reinvestment.  As agent for the stockholders (“Stockholders”) of the Company who: (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”); or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through our Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.  Effective Date.  The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

3.  Procedure for Participation.  Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, our Dealer Manager or a Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. If at any time prior to the listing of the Shares on a national stock exchange there is a material change in the Participant’s financial condition, including the failure to meet the minimum income and net worth standards imposed by such Participant’s state of residence for making an investment in the Company, or such Participant cannot make the other representations or warranties set forth in the Prospectus and the subscription agreement, the Company requests that such Participant promptly notify the Company in writing.  For the avoidance of doubt, this request in no way shifts the responsibility of the Company’s sponsor, and broker-dealers and registered investment advisors recommending the purchase of Shares, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by the investor.

4.  Purchase of Shares.  Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per Share. From and after 18 months after the completion of the Company’s offering stage, the Company’s advisor or another firm it chooses for that purpose will establish an estimated value per share of the Company’s Shares. At that time, Plan Shares will be priced at 95% of such estimated per Share value. The Company will consider the offering stage complete when it is no longer publicly offering equity securities in a continuous offering, whether through the Initial Offering or Future Offerings. For this purpose, the Company does not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Company’s operating partnership. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering; (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”); or (iii) Shares purchased by the Company for the Plan in a

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secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5.  Taxes.  REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

6.  Share Certificates.  The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7.  Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

8.  Termination by Participant.  A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

9.  Amendment or Termination of Plan by the Company.  The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason, except to eliminate a Participant’s ability to withdraw from the Plan, upon ten days written notice to the Participants.

10.  Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

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